Exhibit 99.1

Press Release

Ikanos Communications Announces Financing Plan

Tallwood Venture Capital and Alcatel-Lucent Lead the Financing with a Private Placement and Tallwood Commitment for Future Equity Infusion

Ikanos and Alcatel-Lucent to Collaborate on New Products

Ikanos Plans Rights Offering for All Existing Stockholders

FREMONT, Calif., Sept. 29, 2014 — Ikanos Communications, Inc. (NASDAQ: IKAN), a provider of advanced broadband semiconductor and software products for the connected home, today announced that the company’s largest investor, Tallwood Venture Capital (Tallwood), and Alcatel-Lucent (Euronext Paris and NYSE: ALU) are purchasing $11.25 million and $5.0 million, or approximately 27.4 million and 12.2 million shares, of the company’s common stock, respectively, at $0.41 per share for aggregate gross proceeds of $16.25 million, and Alcatel-Lucent has committed to loan the company up to $10.0 million, subject to the terms of the loan agreement. In addition, Tallwood has agreed to purchase an additional $11.25 million of common stock at the same per share price (the Standby Agreement). Alcatel-Lucent has entered into a collaboration with Ikanos on the development of ultra-broadband products.

In order to offer the company’s other stockholders the same ability as Tallwood to purchase shares of the company’s common stock at the same price, the company has determined to register a public offering (the Rights Offering) of approximately 144.9 million shares of common stock. Pursuant to the Rights Offering, each stockholder of record on September 26, 2014 will be entitled to purchase shares of common stock and, if a stockholder purchases its pro rata share of the Rights Offering (the Base Offering) and all shares subject to the Rights Offering are not purchased by other stockholders, the stockholder will have an over-allotment option.

Tallwood has indicated its intention to purchase, between its initial purchase of $11.25 million in the private placement, and the Base Offering, an aggregate of $22.5 million of common stock and will be deemed to be eligible to participate in the over-allotment option. Subject to the over-allotment option available to all stockholders, including Tallwood, and to Alcatel-Lucent’s purchase of $5.0 million of common stock in the private placement, any stockholder purchasing its pro rata share in the Base Offering will not be diluted by virtue of Tallwood’s purchase of common stock. To make the Rights Offering possible, the company will seek stockholder approval to authorize 225 million additional shares of common stock.

In connection with its commitment to purchase additional shares of common stock, Tallwood has entered into a stockholders’ agreement which provides that its common stock in excess of 37.5% of the outstanding stock will be voted proportionately with the votes of stockholders other than Tallwood, except with respect to the proposal to authorize 225 million additional shares of common stock, for which Tallwood has agreed to vote all of its shares in favor.

The company also announced its intention to grant equity awards to its employees and executive officers shortly after completion of the Rights Offering to maintain their percentage ownership of the company at a level generally commensurate with their ownership percentage immediately prior to the private placement.

“As a world leader in ultra-broadband, we place a great deal of value in technology and innovation,” said Federico Guillen, president Fixed Networks Division at Alcatel-Lucent. “We set a very high standard when it comes to selecting our partners. The collaboration with Ikanos is aligned with our vision of bringing ultra-broadband to as many people as possible.”

As a global communications company providing products and innovations in ultra-broadband fixed and wireless access to service providers and their customers, Alcatel-Lucent leads the industry in xDSL broadband access market share and vectoring deployments. According to a Q2 2014 report by The Dell’Oro Group, Alcatel-Lucent holds the top position in VDSL shipments, with 44 percent market share. On a cumulative basis, Alcatel-Lucent has shipped close to 50 million VDSL2 ports, of which 7.6 million are VDSL2 vectoring ports.

“Tallwood remains fully committed to Ikanos as a key company in our portfolio in the broadband access and connected home markets,” said Dado Banatao, managing partner at Tallwood Venture Capital and chairman of the board of directors at Ikanos. “We are delighted to have Alcatel-Lucent as a co-investor in the private placement. The new financing and the addition of Alcatel-Lucent as a strategic investor create a growth opportunity for Ikanos as the market transition to gigabit broadband accelerates.”

“We are very pleased to see the continued commitment from our lead investor, Tallwood, as well as the new investment by Alcatel-Lucent,” said Omid Tahernia, president and CEO at Ikanos. “The private placement and the collaboration with Alcatel-Lucent are all testaments to Ikanos’ vision, strategy, and commitment to innovation. We have worked diligently to provide a financing structure so that all of our stockholders are given the opportunity to maintain their percentage interests in the company. We remain committed to regaining our leadership position in this market, and appreciate the continued support of all our investors.”

Ikanos intends to use the net proceeds from the new financing for working capital and general corporate purposes and for capital expenditures.

The rights offering will be made only by means of a prospectus anticipated to be filed with the Securities and Exchange Commission (“SEC”) as part of a registration statement. A registration statement relating to the rights offering has not yet been filed with the SEC. The securities may not be sold, nor may any offer to buy be accepted prior to the time the registration statement has been filed and becomes effective. This press release and the foregoing description shall not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933 (the “Securities Act”) or pursuant to an exemption from the registration requirements thereof.

The issuance and sale of securities to Alcatel-Lucent and Tallwood Venture Capital in the private placements have not been registered under the Securities Act and will be subject to resale restrictions under the Securities Act. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act.

This communication is not a solicitation of a proxy from any stockholder or investor. The company plans to file with the SEC and deliver to its stockholders a proxy statement in connection with the transactions described herein. The company and its directors and executive officers may be deemed to be participants in the solicitation of proxies. Information regarding the company’s directors and executive officers may be found in the definitive proxy statement for the company’s 2014 Annual Meeting of Stockholders filed April 23, 2014. Directors and executive officers of the company may solicit proxies for the stockholders meeting and will not be compensated separately for such services, but may be reimbursed for their reasonably incurred expenses. The company may also hire and pay a firm to solicit proxies in connection with the proposals to be acted upon at the stockholder meeting. The proxy statement will contain important information about the company and related matters, including information regarding persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies, and the current security holdings of the company’s directors and executive officers. Stockholders are urged to read the proxy statement carefully when it becomes available. The written materials described above, including the proxy statement and the interests of participants in the proxy solicitation pursuant to the proxy statement to be filed with the SEC, and other documents filed by the company with the SEC, will be available free of charge at www.sec.gov. Free copies of these documents may also be obtained by directing a written request to: Corporate Secretary, Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, California 94538.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and software products for the connected home. The company’s broadband DSL, communications processors and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

About Alcatel-Lucent

We are at the forefront of global communications, providing products and innovations in IP and cloud networking, as well as ultra-broadband fixed and wireless access to service providers and their customers, and to enterprises and institutions throughout the world. Underpinning us in driving the industrial transformation from voice telephony to high-speed digital delivery of data, video and information is Bell Labs, an integral part of the Group and one of the world’s foremost technology research institutes, responsible for countless breakthroughs that have shaped the networking and communications industry. Our innovations have resulted in our Group being recognized by Thomson Reuters as a Top 100 Global Innovator, as well as being named by MIT Technology Review as amongst 2012’s Top 50 “World’s Most Innovative Companies”. We have also been recognized for innovation in sustainability, being named Industry Group Leader in the Technology Hardware & Equipment sector in the 2014 Dow Jones Sustainability Indices review, for making global communications more sustainable, affordable and accessible, all in pursuit of the Group’s mission to realize the potential of a connected world.

With revenues of Euro 14.4 billion in 2013, Alcatel-Lucent is listed on the Paris and New York stock exchanges (Euronext and NYSE: ALU). The company is incorporated in France and headquartered in Paris.

For more information, visit Alcatel-Lucent on: http://www.alcatel-lucent.com, read the latest posts on the Alcatel-Lucent blog http://www.alcatel-lucent.com/blog and follow the Company on Twitter:http://twitter.com/Alcatel_Lucent.

© 2014 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos and the Ikanos logo, the Bandwidth without boundaries tagline, Fusiv, inSIGHT, Neos, Ikanos Velocity, and Ikanos NodeScale are among the trademarks or registered trademarks of Ikanos Communications. All other trademarks mentioned herein are properties of their respective holders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Some of the statements included in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. These forward-looking statements may be identified by the words “expect,” “intend,” “plan,” “believe,” “anticipate,” “estimate,” and similar expressions, and include statements that reflect the current views of our senior management with respect to future events with respect to our business and our industry in general, as well as statements regarding the anticipated proceeds from the private placement and use of proceeds, the anticipated rights offering and the structure thereof, any additional investment by Tallwood, the anticipated filing of a proxy statement, the intent to grant additional equity awards and the levels of any such awards, the anticipated benefits of our collaboration with Alcatel-Lucent, and our market position.

Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following: stockholder participation in the rights offering; obtaining the necessary stockholder approval to increase our authorized common stock and to increase the shares available for issuance under our 2014 Stock Incentive Plan; our ability to successfully complete the rights offering; our ability to meet the terms and conditions of the loan agreement, including funding of the loan; our ability to complete our collaboration with Alcatel-Lucent; our ability to achieve the anticipated benefits of our collaboration with Alcatel-Lucent; market acceptance of our products; timely transition to new products; our ability to manage operating expenses; whether revenue generated by our mature products will decline at a rate greater than anticipated; whether new designs and design wins will result in sales of our products at the levels anticipated, or at all; that our carrier trials will be successful and, if successful, will eventually result in field trials or market deployments; that the delays in new customer product ramps will continue for longer than anticipated; that the rate of acceptance of our new and future products, including our G.fast and ultra-broadband products, by our customers and telecommunications service providers may be lower than anticipated; our ability to complete future products, including our G.fast and ultra-broadband products, when anticipated or at all; macroeconomic or other conditions which may cause our customers to defer purchasing plans or cancel any purchasing plans altogether despite successful design wins or successful field trials; the continued demand by telecommunications service providers for our specific xDSL semiconductor products; our ability to continue to effectively manage our business, operating expenses, and cash position; the failure of telecommunications service providers to implement deployment plans on schedule, or at all, despite increased performance results; our ability to generate demand and close transactions for the sale of our products; competition in the markets in which we operate; and the fact that the products we sell may not satisfy shifting customer demand or compete successfully with our competitors’ products. For a more detailed discussion of how these and other risks and uncertainties could cause our actual results to differ materially from those indicated in our forward-looking statements, see our reports filed with SEC (available at www.sec.gov), including our Quarterly Report on Form 10-Q for the quarter ended June 29, 2014 filed on August 8, 2014.